Exhibit 99.1

 OneWater Marine Announces the Appointment of Carmen Bauza to its Board of Directors

BUFORD, GA, March 2, 2023 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced the appointment of Carmen Bauza to the Company’s Board of Directors (the “Board”) as an additional independent director, effective as of March 1, 2023. This appointment will increase the size of the Board from eight to nine directors, seven of whom are independent.

“We are excited to welcome Carmen Bauza to the Board of Directors. Carmen is a seasoned executive with global retail experience and a proven track record of consistently driving growth through omni-channel marketing strategies, product innovation and digitization,” said John Schraudenbach, OneWater’s Chairman of the Board. “We look forward to benefiting from Carmen’s valuable insights and expertise as we continue to execute on our growth strategy and deliver value for our shareholders.”

As part of her inclusion on the board, Ms. Bauza will also serve on the Audit and Compensation Committees with her fellow board members.

Ms. Bauza currently serves as a member of the board of directors for Zumiez Inc., Destination XL Group, Inc., and the board of managers of Claire’s Stores Inc.  She is also an advisor to RoundTable Healthcare Partners, a private equity firm focused solely on the healthcare industry. Throughout her career, Ms. Bauza has also held senior level roles at Fanatics, HSN, and Walmart.

Ms. Bauza was born in Ponce, Puerto Rico and is a graduate of Seton Hill University where she studied fashion merchandising and business management. She has received numerous prestigious awards including Latina Executive of the Year, from Latina Style Magazine; Top Women in Pharmacy, from Drug Store News; and Most Influential Woman of the Year, from Mass Market Retailer.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 100 retail locations, 12 distribution centers/warehouses and multiple online marketplaces in 20 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Cautionary Statement Concerning Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com